SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: November 15, 2006

KLONDIKE STAR MINERAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30965	91-1980708
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Box 20116 1031 - Ten Mile Road, Whitehorse, Yukon Y1A 7A2 Canada

(Address of principal executive offices)

Registrants telephone number, including area code: (800) 579-7580

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2006 the Board of Directors approved a Director Compensation Policy (the "Policy"). Pursuant to the Policy, Directors shall receive compensation as follows:
  $1,875 paid per calendar quarter as a Retainer Fee;
  $1,250 paid per calendar quarter Retainer Fee for the Chair of the Board of Directors;
  $750 paid per calendar quarter Retainer Fee for Chairs of Committees;
  $1,500 paid after each calendar quarter for Board Meeting attendance per meeting;
  $750 paid after each calendar quarter for Committee Meeting per meeting;
  $1,500 special assignment fee per day spent in a special Board assignment or investigation.

Board members who also serve as officers of the Company will not receive compensation as Board members in addition to their compensation as officers. The Board believes this compensation package to be fair and will assist it in attracting and keeping qualified Board Members, and arrangements are designed in a manner that respects and sustains the indepence requirements of independent directors. For additional information, please see Exhibit 99.1 attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLONDIKE STAR MINERAL CORPORATION

November 22, 2006                                                                         _______________________________

Date                                                                                                    Hans Boge, President